Exhibit 4.62

DESCRIPTION OF THE REGISTRANTS’ SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

EVERGY, INC.

As of February 14, 2020, Evergy, Inc. had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock.

Description of Common Stock of Evergy, Inc.
The following descriptions of our common stock and the relevant provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-laws (the “By-laws”) are summaries and are qualified by references to the Articles of Incorporation and the By-laws, each of which is incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K of which this Exhibit is a part, as well as the applicable General and Business Corporation Law of Missouri.
General
Under the Articles of Incorporation, we are authorized to issue 612,000,000 shares of stock, divided into classes as follows:

•	12,000,000 shares of preference stock without par value (“Preference Stock”); and

•	600,000,000 shares of common stock without par value (“Common Stock”).

No shares of our Preference Stock are currently outstanding.
Dividend Rights and Limitations
The holders of our Common Stock are entitled to receive such dividends as our Board of Directors may from time to time declare, subject to any rights of the holders of our Preference Stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.
Voting Rights
Except as otherwise provided by law and subject to the voting rights of any outstanding Preference Stock, the holders of our Common Stock are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors. The holders of our Common Stock are not entitled to cumulative voting of their shares in the election of directors. Directors are to be elected by a majority of the votes cast by the holders of Common Stock entitled to vote and present in person or represented by proxy, provided that in the case of a “contested election” (as such term is defined in the By-laws), the directors will be elected by a plurality of the votes cast.

Liquidation Rights
In the event of any dissolution or liquidation of Evergy, Inc., after there shall have been paid to or set aside for the holders of shares of any outstanding Preference Stock the full preferential amounts to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.
Miscellaneous
The outstanding shares of our Common Stock are fully paid and non-assessable. The holders of our Common Stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our Common Stock does not contain any sinking fund provisions, redemption provisions or conversion rights.
Transfer Agent and Registrar
Computershare Trust Company, N.A. acts as transfer agent and registrar for our Common Stock.

Business Combinations
The affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, that such 80% voting requirement shall not be applicable if:

•	the business combination shall have been approved by a majority of the continuing directors; or

•
the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the Common Stock in such business combination is not less than the highest per share price paid by or on behalf of the interested shareholder for any shares of Common Stock during the five-year period preceding the announcement of the business combination.

 Listing
The Common Stock of Evergy, Inc. is listed on the New York Stock Exchange LLC under the symbol “EVRG.”

EVERGY KANSAS CENTRAL, INC.

As of February 14, 2020, Evergy Kansas Central, Inc. had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock. As of that date, one share of Evergy Kansas Central, Inc.’s common stock is outstanding and held by Evergy, Inc., the parent company of Evergy Kansas Central, Inc.

Description of Common Stock of Evergy Kansas Central, Inc.
The following descriptions of our common stock and the relevant provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-laws (the “By-laws”) are summaries and are qualified by references to the Articles of Incorporation and the By-laws, each of which is incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K of which this Exhibit is a part, as well as the applicable Kansas General Corporation Code.
General
Under the Articles of Incorporation, we are authorized to issue 1,000 shares of common stock, par value $0.01 per share (“Common Stock”).
Voting Rights
Except as otherwise provided by law, the holders of our Common Stock are entitled to one vote for each share on each matter submitted at a meeting of the shareholders and for the election of directors through cumulative voting. Cumulative voting means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected. including the election of directors.
Miscellaneous
The outstanding share of our Common Stock is fully paid and non-assessable. Our Common Stock does not contain any sinking fund provisions, redemption provisions or conversion rights.
No Listing
The Common Stock of Evergy Kansas Central, Inc. is not listed on any securities exchange.

EVERGY METRO, INC.

As of February 14, 2020, Evergy Metro, Inc. had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock. As of that date, one share of Evergy Metro, Inc.’s common stock is outstanding and held by Evergy, Inc., the parent company of Evergy Metro, Inc.

Description of Common Stock of Evergy Metro, Inc.
The following descriptions of our common stock and the relevant provisions of our Amended and Restated Articles of Consolidation (the “Articles of Consolidation”) and Amended and Restated By-laws (the “By-laws”) are summaries and are qualified by references to the Articles of Consolidation and the By-laws, each of which is incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K of which this Exhibit is a part, as well as the applicable General and Business Corporation Law of Missouri.
General
Under the Articles of Consolidation, we are authorized to issue 1,000 shares of common stock without par value (“Common Stock”).
Dividend Rights
The holders of our Common Stock are entitled to receive such dividends out of any funds legally available for the purpose, when and as declared by our Board of Directors.
Voting Rights
Except as otherwise provided by law, the holders of our Common Stock are entitled to one vote for each share on each matter submitted at a meeting of the shareholders and for the election of directors through cumulative voting. Cumulative voting means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected. including the election of directors.
Liquidation Rights
In the event of any dissolution or liquidation of Evergy Metro, Inc., after there shall have been paid to or set aside for the holders of any outstanding shares having superior liquidation preferences to Common Stock the full preferential amounts to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.
Miscellaneous
The outstanding share of our Common Stock is fully paid and non-assessable. The holders of our Common Stock are not entitled to any preemptive right to subscribe for or acquire any shares of stock or any securities of any kind issued by Evergy Metro, Inc. Our Common Stock does not contain any sinking fund provisions, redemption provisions or conversion rights.

Business Combinations
The affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, that such 80% voting requirement shall not be applicable if:

•	the business combination shall have been approved by a majority of the continuing directors; or

•
the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the Common Stock in such business combination is not less than the highest per share price paid by or on behalf of the interested shareholder for any shares of Common Stock during the five-year period preceding the announcement of the business combination.

No Listing
The Common Stock of Evergy Metro, Inc. is not listed on any securities exchange.